Execution Version

Par Petroleum, LLC
Par Petroleum Finance Corp.

$105,000,000 12.875% Senior Secured Notes due 2026

PURCHASE AGREEMENT
May 27, 2020
GOLDMAN SACHS & CO. LLC
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:
Introductory. Par Petroleum, LLC, a Delaware limited liability company (“Par Petroleum”), and Par Petroleum Finance Corp. (“Finance Corp.” and, together with Par Petroleum, the “Issuers”), propose to issue and sell to Goldman Sachs & Co. LLC (the “Initial Purchaser”) $105,000,000 aggregate principal amount of the Issuers’ 12.875% Senior Secured Notes due 2026 (the “Notes”).
The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Indenture”), among the Issuers, Par Pacific Holdings, Inc., a Delaware corporation (the “Parent”), the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), among the Issuers and the Depositary.
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of Par Petroleum formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”
The issuance and sale of the Notes, the issuance of the Guarantees, the entry by the Issuers and the Guarantors into the Security Documents (as defined below) and the payment of transaction costs are referred to herein collectively, as the “Transactions.”
The Notes will be secured on a first priority basis, subject to Permitted Liens (as defined in the Indenture), by liens on substantially all of the property and assets of the Issuers and the Guarantors (other than Excluded Property (as defined in the Indenture)) (the “Collateral”), as more particularly described in the Pricing Disclosure Package and documented by a pledge and security agreement dated as of December 21, 2017 (as amended or supplemented, the “Security

Agreement”), a collateral trust and intercreditor agreement dated as of December 21, 2017 (as amended or supplemented, the “Collateral Trust Agreement”) and mortgages, deeds of trust and other instruments evidencing or creating a security interest (collectively, with the Joinder Documents, the “Security Documents”) in favor of Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), for its benefit, for the benefit of the present and future secured parties describe therein, and for the benefit of the Trustee and the holders of the Notes. The first-priority Liens on the Collateral securing the Notes and the Guarantees will be shared equally and ratably with obligations under the Pari Passu Lien Hedge Agreements (as defined in the Indenture), the Existing Secured Notes Indenture (as defined in the Indenture), the Term Loan B Facility (as defined in the Indenture) and any other Pari Passu Notes Lien Indebtedness (as defined in the Indenture).
On the Closing Date, the Issuers will deliver to the Collateral Trustee (a) a joinder to the Collateral Trust Agreement substantially in the form of Exhibit A to the Collateral Trust Agreement, (b) an Officer’s Certificate describing in reasonable detail the respective Additional Secured Debt (as defined therein) and stating that the Issuers have incurred or intend to incur such obligations as Additional Secured Debt which is or will be permitted by the Collateral Trust Agreement and each other applicable Secured Debt Document (as defined therein) to be incurred and secured by a lien equally and ratably with all previously existing and future Secured Debt (as defined therein), (c) a written notice specifying the name and address of the Secured Representative (as defined therein) for such series of Additional Secured Debt for purposes of the Collateral Trust Agreement, and (d) any other documentation necessary under Section 3.8 of the Collateral Trust Agreement for the Notes to constitute Additional Secured Debt for purposes of the Collateral Trust Agreement. The items referred to in this paragraph are collectively referred to herein as the “Joinder Documents”.
The liens on the Collateral securing the Securities will be subject to that certain Collateral Rights Agreement, dated as of December 21, 2017 (the “ABL Collateral Rights Agreement”), by and between the Collateral Trustee and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Agent”) under the ABL Facility (as defined below), and acknowledged by the Issuers and the Guarantors and that certain Amended and Restated Acknowledgment Agreement, dated as of January 11, 2019 (the “Intermediation Acknowledgment Agreement”), by and among J. Aron & Company LLC, Merrill Lynch Commodities, Inc., the ABL Agent and the Collateral Trustee.
This Purchase Agreement (this “Agreement”), the DTC Agreement, the Securities, the Security Documents (including the Joinder Documents) and the Indenture are referred to herein as the “Transaction Documents.”
The Issuers understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”).
The Issuers have prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum, dated May 27, 2020 (the “Preliminary Offering Memorandum”), and have prepared and delivered to the Initial Purchaser copies of a Pricing Supplement, dated May 27, 2020, in the form attached hereto as Schedule A (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to the Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).
All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
The Issuers and the Parent are referred to collectively herein as the “Par Parties.” The Par Parties and the Guarantors are referred to collectively herein as the “Par Entities.”
The Par Entities hereby confirm their agreement with the Initial Purchaser as follows:
SECTION 1.Representations and Warranties. Each of Par Entities, jointly and severally, hereby represents, warrants and covenants to the Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
(a)    No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(b)    No Integration of Offerings or General Solicitation. None of the Par Entities, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on any of their behalf (other than the Initial Purchaser, as to whom the Par Entities make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Par Entities, their respective Affiliates, or any person acting on any of their behalf (other than the Initial Purchaser, as to whom the Par Entities make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Par Entities, their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchaser, as to whom the Par Entities make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Par Entities and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchaser, as to whom the Par Entities make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Par Parties in writing by the Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be, which information is limited to the following information in the Preliminary Offering Memorandum and the Final Offering Memorandum: the second sentence of the risk factor under the caption “We cannot assure you that an active trading market will develop for the notes,” the fourth paragraph and the third sentence of the sixth paragraph under the caption “Plan of Distribution” (the “Purchaser Information”). The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Par Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package, including the Preliminary Offering Memorandum and the Pricing Supplement, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchaser. The Par Parties have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
(e)    Issuer Additional Written Communications. The Par Parties have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Par Parties or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Issuer Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Par Parties in writing by the Initial Purchaser expressly for use in any Issuer Additional Written Communication, which information is limited to the Purchaser Information.
(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum at the time they were or hereafter are filed with the Commission (the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.
(g)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Par Entities.

(h)    The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the due authorization and valid execution and delivery thereof by the Depositary) will constitute a valid and binding agreement of, each of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(i)    Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchaser from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
(j)    Authorization of the Indenture. The Indenture has been duly authorized by the Par Entities and, at the Closing Date, will have been duly executed and delivered by the Par Entities and (assuming the due authorization and valid execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of the Par Entities, enforceable against each of the Par Entities in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(k)    [INTENTIONALLY OMITTED].
(l)    Security Documents. Each of the Security Documents (other than the Joinder Documents) has been duly authorized, executed and delivered by the Par Parties and/or the applicable Guarantor and (assuming the due authorization thereof by each of the other parties thereto) constitutes a legally valid and binding agreement of the Par Parties and/or the applicable Guarantor, enforceable against each of the Par Parties and the applicable Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Each of the Joinder Documents to which the Par Parties and/or the applicable Guarantors are a party has been duly authorized by the Par Parties and/or the applicable Guarantor, as appropriate, and, when executed and delivered by the Par Parties and/or the applicable Guarantor, will (assuming the due authorization, execution and delivery in accordance with its terms by each of the other parties thereto) constitute a legally valid and binding agreement of the Par Parties and/or the applicable Guarantor, enforceable against each of the Par Parties and the applicable Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Upon execution and delivery of the Joinder Documents, the Security Documents create in favor of the Collateral Trustee for the benefit of itself, the Trustee, the holders of the Notes and the other secured parties, valid and enforceable security interests in and liens on the Collateral and, assuming the Uniform Commercial Code financing statements in the applicable United States jurisdictions remain on file and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights, title and interest of the Par Parties or the applicable Guarantor in such Collateral are perfected security interests and liens, superior to and prior to the liens of all third persons other than the Permitted Liens or as otherwise provided in the relevant Security Document.

(m)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
(n)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the date of the most recent audited financial statements of the Parent included and/or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations, management, or, business affairs or business prospects of the Par Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change is called a “Material Adverse Change”) or that could have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement; (ii) none of the Par Parties or any of their subsidiaries, considered as one enterprise, have incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) except for dividends paid to the Par Parties or other subsidiaries in the ordinary course of business consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Par Parties or any of their subsidiaries on any class of capital stock or repurchase or redemption by the Par Parties or any of their subsidiaries of any class of capital stock.
(o)    Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in the Offering Memorandum is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the rules of the Public Company Accounting Oversight Board.
(p)    Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise disclosed in the Offering Memorandum and except in the case of unaudited, interim financial statements, subject to normal year-end adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein on a basis consistent with that of the audited and unaudited financial statements included therein. All disclosures contained in the Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The statistical and market‑related data included in the Offering Memorandum are based on or derived from sources that the Par Parties and their subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(q)    Incorporation and Good Standing of the Par Entities. Each Par Entity (i) has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, Hawaii, Washington or Wyoming, as applicable, and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Par Entities, to enter into and perform its obligations under each of the Transaction Documents to which it is a party;

and (ii) each Par Entity is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of (ii) where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement. Each of the subsidiaries of Par Petroleum listed in Exhibit C hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (x) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and (y) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where in the case of (y) the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Par Petroleum, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Offering Memorandum. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive rights, rights of first refusal or similar rights of any securityholder of such Subsidiary. The only subsidiaries of Par Petroleum are the subsidiaries listed on Exhibit C hereto.
(r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Par Parties nor any of their subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default (or, to the knowledge of the Par Entities, with the giving of notice or lapse of time, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which it is be bound or to which any of the properties or assets of such entity is subject (including, for the avoidance of doubt, that certain Loan and Security Agreement, dated as of December 21, 2017, among Par Petroleum, the other borrowers party thereto, the guarantors parties thereto, Bank of America, N.A. as administrative agent and collateral agent, and the banks and other financial institutions party thereto (the “ABL Facility”), that certain Term Loan and Guaranty Agreement, dated as of January 11, 2019, among Parent, the Issuers, the guarantors parties thereto, Goldman Sachs Bank USA, as administrative agent, and the banks and other financial institutions party thereto, and that certain Indenture, dated as of December 21, 2017, among the Issuers, Parent, certain subsidiaries of Par Petroleum party thereto and Wilmington Trust, National Association, as trustee and as collateral trustee) (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Par Parties or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions contemplated herein and in the Offering Memorandum (including the issuance and delivery of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) and compliance by each Par Entity with its obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Par Parties or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Debt Repayment Triggering Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Par Parties or any of their subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Par Entities to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (A) such as have been obtained or made by the Par Entities, (B) such as may be required by the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada, or (C) filings and recordings required in order to perfect or otherwise protect the security interests under the Transaction Documents. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Par Parties or any of their subsidiaries.
(s)    No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Par

Entities, threatened, against or affecting the Par Parties or any of their subsidiaries or which has as the subject thereof any property owned or leased by the Par Parties or any of their subsidiaries, which, if determined adversely to either the Par Parties or any such subsidiary, would reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement; and the aggregate of all pending legal or governmental proceedings to which either the Par Parties or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not be reasonably expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement. Except as disclosed in the Offering Memorandum, no labor dispute with the employees of the Par Parties or any of their subsidiaries exists or, to the knowledge of the Par Entities, is imminent, which, in either case, would reasonably be expected to result in a Material Adverse Change or have an adverse effect on the ability of the Par Entities to consummate the transactions contemplated by this Agreement.
(t)    Disclosure Controls and Procedures. The Par Parties have established and maintain “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Par Parties’ “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Par Parties in the reports that they file or furnish to the Commission under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Par Parties’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Par Parties required under the Exchange Act with respect to such reports. The Par Parties’ disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(u)    No Ratings. Except for the Existing Secured Notes (as defined in the Indenture) and the Term Loan B Debt (as defined in the Indenture), none of the Par Parties nor any of their subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).
(v)    Intellectual Property Rights. The Par Parties and their subsidiaries own or have valid, binding and enforceable licenses or other rights under, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property Rights”) necessary to carry on the business now operated by them, and neither the Par Parties nor any of their subsidiaries has received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights or of any facts or circumstances which would reasonably be expected to render any Intellectual Property Rights invalid or inadequate to protect the interest of the Par Parties or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would reasonably be expected to result in a Material Adverse Change.
(w)    All Necessary Permits, etc. The Par Parties and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Par Parties and their subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Par Parties nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.
(x)    Title to Properties. The Par Parties and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Memorandum or (B) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Par Parties or any of their subsidiaries; and all of the leases and subleases material to the business of the Par Parties and their subsidiaries, considered as one enterprise, and under which the Par Parties or any of their subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Par Parties nor any such subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Par Parties or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Par Parties or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except to the extent any claim or adverse effect on the Par Parties or such subsidiary’s rights thereto would not reasonably be expected to result in a Material Adverse Change.

(y)    Tax Law Compliance. All United States federal income tax returns of the Par Parties and their subsidiaries required by law to be filed through the date hereof (after giving effect to extensions) have been filed and all United States federal income taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Par Parties and their subsidiaries have filed all other tax returns that are required to have been filed through the date hereof (after giving effect to extensions) by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Par Parties and their subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Par Parties. The charges, accruals and reserves on the books of the Par Parties in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.
(z) Right of Way. The Par Parties and their subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Par Parties and their subsidiaries to conduct their business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum, and except for such rights-of-way the lack of which would not result in, individually or in the aggregate, a Material Adverse Change.
(aa)    Par Entities Not an “Investment Company”. The Par Parties have been advised by their counsel of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Par Entities is, or after receipt of payment for the Securities and the application of the proceeds as described in the Offering Memorandum, will be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
(bb)    Insurance. The Par Parties and their subsidiaries carry or are entitled to the benefits of insurance, with insurers of recognized financial responsibility, in such amounts and covering such risks as the Par Parties reasonably believe are adequate for the conduct of their and their subsidiaries’ business and customary for the business in which they and their subsidiaries are engaged, and all such insurance is in full force and effect. The Par Parties have no reason to believe that they or any of their subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(cc)    No Price Stabilization or Manipulation. Neither the Par Parties nor any affiliate of the Par Parties have taken, nor will the Par Parties or any affiliate take, directly or indirectly, without giving effect to activities by the Initial Purchaser, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Par Parties to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.
(dd)    Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Par Parties or, to the knowledge of the Par Entities, any of the Par Parties’ directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ee)    Accounting System and Disclosure Controls. The Parent and each of its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 promulgated under the Securities Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, which system is effective in all material respects for the purpose for which it was designed. The Parent and each of its subsidiaries also maintain a system of internal accounting controls that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Parent’s most recent audited fiscal year, there has been (A) no significant deficiencies or material weaknesses in the Parent’s internal control over financial reporting (whether or not remediated) and (B) no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s and each of its subsidiaries’ internal control over financial reporting.
(ff)    Regulations T, U, X. None of the Par Parties nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(gg)    Compliance with and Liability Under Environmental Laws. Except as disclosed in the Offering Memorandum or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (i) neither the Par Parties nor any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Par Parties and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Par Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Par Parties or any of their subsidiaries and (iv) to the knowledge of the Par Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Par Parties or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws.
(hh)    ERISA Compliance. Except as will not result in a Material Adverse Change, the Par Parties and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Par Parties, their subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Par Entities, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Par Parties, their subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Par Parties or a subsidiary thereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Par Parties or such subsidiary is a member. Except as will not result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Par Parties, their subsidiaries or any of their ERISA Affiliates. Except as will not result in a Material Adverse Change, no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Par Parties, their subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as will not result in a Material Adverse Change, neither the Par Parties, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Par Parties, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.
(ii)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Par Entities’ knowledge, threatened against the Par Parties or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Par Entities’ knowledge, threatened, against the Par Parties or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Par Entities’ knowledge, threatened against the Par Parties or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Par Parties or any of their subsidiaries and, to the Par Entities’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(jj)     Related Party Transactions. No relationship, direct or indirect, exists between or among the Par Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Par Parties or any of their subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 which is not disclosed in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Par Parties or any affiliate of a Par Party to or for the benefit of any of the officers or directors of a Par Party or any affiliate of a Par Party or any of their respective family members.
(kk)    No Unlawful Contributions or Other Payments. None of the Par Parties, any of their subsidiaries or, to the knowledge of Par Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Par Parties or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (the “U.K. Bribery Act”) or any other applicable anti-bribery or anti-corruption laws including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anti-corruption laws and the Par Entities and, to the knowledge of the Par Entities, their affiliates have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act and any other applicable anti-bribery or anti-corruption laws and have instituted and maintained and enforced policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ll)    No Conflict with Money Laundering Laws. The operations of the Par Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Par Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Par Entities, threatened.
(mm)    No Conflict with Sanctions Laws. None of the Par Parties, any of their subsidiaries or, to the knowledge of the Par Entities, any director, officer, agent, employee, affiliate or representative of the Par Parties or any of their subsidiaries is an individual or entity (“Person”) currently the subject or, to the knowledge of the Par Parties, target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Par Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject or, to the knowledge of the Par Parties, target of Sanctions; and the Par Parties will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The Par Parties and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person or in any country or territory that is the subject or target of Sanctions.

(nn)    Regulation S. The Par Entities and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Par Entities make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.
(oo)    Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc. (the “Reserve Engineer”), whose reports regarding the oil and gas reserves of the Parent and its subsidiaries (the “Reserve Report”) are referenced in the Offering Memorandum, and who has delivered the letter referenced in Section 5(b) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Parent.
(pp)    Information Underlying Reserve Report. The factual information underlying the estimates of proved oil and gas reserves of the Parent and its subsidiaries, which was supplied by the Parent to the Reserve Engineer for the purposes of auditing such proved oil and natural gas reserves included in the Reserve Report, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was prepared in accordance with Commission guidelines in all material respects, and the Par Entities have no reason to believe that such estimates do not fairly reflect, in all material respects, the oil and gas reserves of the Parent and its subsidiaries as of the dates indicated therein; other than normal production of the reserves and intervening market commodity price fluctuations, each Par Entity is not aware of any facts or circumstances that would result in a Material Adverse Change with respect to the reserves, or the present value of future net cash flows therefrom, as described in the Offering Memorandum and as reflected in the Reserve Report; estimates of such reserves and present values as described in the Offering Memorandum and reflected in the Reserve Report comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
(qq)     Solvency. Each of the Par Entities is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct its business, which, in the case of the Par Parties, is as disclosed in the Offering Memorandum.

(rr)    Capitalization. At March 31, 2020, on a consolidated basis, after giving pro forma effect to the transactions contemplated by this Agreement, the Parent would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum).
(ss)    Cybersecurity. (i) To the knowledge of the Par Entities, there has been no security breach, unauthorized access, or other compromise of or relating to any of the Issuers’, the Guarantors’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Issuers, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Issuers, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Issuers, the Guarantors, nor their respective subsidiaries have received any written notice of, and each of them have no knowledge of any event or condition that could reasonably be expected to result in, any security breach, unauthorized access or other compromise to their IT Systems and Data, and (iii) the Issuers, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable regulatory standards. The Issuers, the Guarantors and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to result in a Material Adverse Change.
Any certificate signed by an officer of any Par Entity and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by such Par Entity to the Initial Purchaser as to the matters set forth therein.
SECTION 2.    Purchase, Sale and Delivery of the Securities.
(a)    The Securities. Each of the Par Entities agrees to issue and sell to the Initial Purchaser, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchaser agrees to purchase from the Par Entities the Securities at a purchase price of 95.50% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.
(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of

Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002 (or such other place as may be agreed to by the Par Parties and the Initial Purchaser) at 9:00 a.m. New York City time, on June 5, 2020, or such other time and date as the Initial Purchaser shall designate by notice to the Par Parties (the time and date of such closing are called the “Closing Date”). The Par Parties hereby acknowledge that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Par Parties or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum.
(c)    Delivery of the Notes. The Par Parties shall deliver, or cause to be delivered, to the Initial Purchaser the Notes through the facilities of the Depositary at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be delivered on the Closing Date to the Trustee, as the Depositary’s custodian. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.
(d)    Initial Purchaser as Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Par Parties that:
(i)     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;
(ii)    it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and
(iii)    it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
SECTION 3.    Additional Covenants. Each of the Par Entities, jointly and severally, further covenants and agrees with the Initial Purchaser as follows:
(a)    Preparation of Final Offering Memorandum; Initial Purchaser’s Review of Proposed Amendments and Supplements and Issuer Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Par Parties will prepare and deliver to the Initial Purchaser the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Par Parties will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as contemplated in Section 3(b) below, in which case, the Par Parties shall have previously furnished a copy of such proposed amendment or supplement to the Initial Purchaser at least one business day prior to the proposed use or filing, and the Initial Purchaser shall not have objected to such amendment or supplement. The Par Parties will not amend or supplement the Final Offering Memorandum unless the Initial Purchaser shall previously have been furnished a copy of the proposed amendment or supplement at least one business day prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Par Parties will furnish to the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Initial Purchaser reasonably objects.
(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Par Entities will promptly notify the Initial Purchaser thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchaser such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Par Entities agree to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
The Par Parties hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.
(c)    Copies of the Offering Memorandum. The Par Parties agree to furnish the Initial Purchaser, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as it shall reasonably request.
(d)    Blue Sky Compliance. Each of the Par Entities shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, none of the Par Entities shall be required to qualify as a foreign corporation, limited liability company or partnership, as the case may be, or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, limited liability company or partnership, as the case may be. The Par Parties will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Par Entities shall use its reasonable best efforts to obtain the withdrawal thereof as soon as reasonably practicable.
(e)    Use of Proceeds. The Par Parties shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.
(f)    The Depositary. The Par Parties will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, the Parent shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when none of the Parent, Par Petroleum or any direct or indirect parent of Par Petroleum are subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, for the benefit of holders and beneficial owners from time to time of the Securities, Par Petroleum shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d).
(h)    Agreement Not To Offer or Sell Additional Securities. During the period of 30 days following the date hereof, the Par Parties will not, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Par Parties or securities exchangeable for or convertible into debt securities of the Par Parties (other than (i) with respect to one or more debt facilities entered into as contemplated by the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other bank regulatory agencies) promulgated under the Coronavirus Aid, Relief and Economic Security Act or any other legislation, regulation, act or similar law in response to, or related to the effect of, the recent novel coronavirus, in each case, as amended from time to time, or (ii) as contemplated by this Agreement).
(i)    Future Reports to the Initial Purchaser. At any time when none of Par Petroleum, the Parent or such other direct or indirect parent of Par Petroleum are subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Par Parties will furnish to the Initial Purchaser, within the time periods specified in the Commission’s rules and regulations for a filer that is a “non-accelerated filer”: (i) all quarterly and annual financial and other information with respect to Par Petroleum and its subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Par Petroleum were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Par Petroleum’s or the Parent’s certified independent accountants; provided, however, such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act or related items 307 and 308 of Regulation S-K; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Par Petroleum were required to file such reports unless Par Petroleum determines in good faith that such reports are not material to note holders.
(j)    No Integration. The Par Parties agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Par Parties of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Par Parties to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
(k)    No General Solicitation or Directed Selling Efforts. The Par Parties agree that they will not and will not permit any of their Affiliates or any other person acting on their behalf (other than the Initial Purchaser, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the

Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Par Parties will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.
(l)    No Restricted Resales. The Par Parties will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.
(m)    Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
The Initial Purchaser, may, in its sole discretion, waive in writing the performance by the Par Entities of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4.    Payment of Expenses. Each of the Par Entities, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Par Entities’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Par Entities or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchaser (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Security Documents and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees and expenses associated with the assignment, creation and perfection of security interests, including, without limitation, pursuant to the Security Documents and the related UCC financing statements and Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and searches at the United States Patent and Trademark Office, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Par Entities in connection with approval of the Securities by the Depositary for “bookentry” transfer, and the performance by the Par Entities of their respective other obligations under this Agreement and (x) the costs and expenses of the Par Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities (provided that travel, lodging and any car travel expenses of the Initial Purchaser will be paid by the Initial Purchaser) and 50 percent of the cost of any aircraft chartered in connection with the road show. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.
SECTION 5.    Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Par Entities set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Par Entities of their covenants and other obligations hereunder, and to each of the following additional conditions:
(a)    Accountants’ Comfort Letter. On the date hereof, the Initial Purchaser shall have received (i) from Deloitte & Touche LLP, the independent registered public accounting firm for the Parent, a “comfort letter” dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, covering the consolidated financial information of the Parent in the Pricing Disclosure Package and other customary matters and (ii) from Deloitte & Touche LLP, the independent registered public accounting firm for Laramie Energy, LLC (“Laramie”), a “comfort letter” dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, covering the financial information for the years ended December 31, 2019, 2018 and 2017 of Laramie in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchaser shall have received from such accountants “bring-down comfort letters” dated the Closing Date addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, in the form of the “comfort letters” delivered on the date hereof, except that (i) each shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) with respect to the bring-down comfort letters to be delivered by Deloitte, procedures shall be brought down to a date no more than 3 days prior to the Closing Date.
(b)    Reserve Engineer Letter. On the date hereof, the Initial Purchaser shall have received from the Reserve Engineer, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information ordinarily included in reserve engineers’ “comfort letters” to the Initial Purchaser with respect to (i) the estimated quantities of the Parent’s net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the Offering Memorandum and (iv) such related matters as the Initial Purchaser shall reasonably request. In addition, on the Closing Date, the Initial Purchaser shall have received from the Reserve Engineer a bring-down letter dated the Closing Date addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, in the form of the letter delivered on the date hereof, except that it shall cover the reserve and related information set forth above included in the Final Offering Memorandum and any amendment or supplement thereto.

(c)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date: (i) in the judgment of the Initial Purchaser, there shall not have occurred any Material Adverse Change; and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Par Parties or any of their subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.
(d)    Opinions of Counsel for the Issuers. On the Closing Date the Initial Purchaser shall have received (i) the favorable opinion and 10b-5 statement of Porter Hedges LLP, counsel for the Issuers, dated as of such Closing Date, (ii) the favorable opinion of Kobayashi Sugita & Goda, LLP, Hawaii counsel for the Issuers, dated as of such Closing Date, (iii) the favorable opinion of Perkins Coie LLP, Washington counsel for the Issuers, dated as of such Closing Date, and (iv) the favorable opinion of Holland & Hart LLP, Wyoming counsel for the Issuers, dated as of such Closing Date, the forms of which are attached as Exhibit A.
(e)    Opinion of General Counsel for the Issuers. On the Closing Date the Initial Purchaser shall have received the favorable opinion of J. Matthew Vaughn, General Counsel of the Parent, dated as of such Closing Date, the form of which is attached as Exhibit B.
(f)    Opinion of Counsel for the Initial Purchaser. On the Closing Date the Initial Purchaser shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.
(g)    Officers’ Certificate. On the Closing Date the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of each Par Entity and the Chief Financial Officer, Treasurer or Chief Accounting Officer of each Par Entity, or other officers satisfactory to the Initial Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:
(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
(ii)    the representations, warranties and covenants of the Par Entities set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
(iii)     each of the Par Entities has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(h)    Indenture. The Par Entities shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchaser.

(i)    Depositary. The Securities shall be eligible for clearance and settlement through the facilities of DTC.
(j)    Security Documents and Collateral Trust Agreement. All the parties thereto shall have executed and delivered, and the Initial Purchaser shall have received a copy of, each Joinder Document.
(k)    Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Par Parties at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 6.    Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchaser pursuant to Section 5 or 10(i)(X) or Section 10(iv) hereof, including if the sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Par Parties to perform any agreement herein or to comply with any provision hereof, each of the Par Entities, jointly and severally, agrees to reimburse the Initial Purchaser, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7.    Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and each of the Par Entities, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
(a)    Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)    Upon original issuance by the Par Parties, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION PERIOD”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED DURING THE RESALE RESTRICTION PERIOD A NOTICE SUBSTANTIALLY TO THE

EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(C) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(E) DURING THE RESALE RESTRICTION PERIOD TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSE (2)(B) OR (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION PERIOD. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Par Parties for any losses, damages or liabilities suffered or incurred by the Par Parties, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
SECTION 8.    Indemnification.
(a)    Indemnification of the Initial Purchaser. Each of the Par Entities, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Par Parties), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to the Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Par Parties by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), which information is limited to the Purchaser Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Par Parties may otherwise have.
(b)    Indemnification of the Par Entities. The Initial Purchaser agrees to indemnify and hold harmless the Par Entities, each of their respective directors and each person, if any, who controls the Par Entities within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Par Entity or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Par Parties by the Initial Purchaser expressly for use therein, which information is limited to the Purchaser Information; and to reimburse the Par Entitles and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Par Entities or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Par Entities hereby acknowledges that the only information that the Initial Purchaser has furnished to the Par Parties expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth under the headings entitled “Commissions and Discounts” and “Short Sales” in the section entitled “Plan of Distribution” in the Preliminary Offering Memorandum

and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Initial Purchaser (in the case of counsel representing the Initial Purchaser or its related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Par Entities, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Par Entities, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Par Entities, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Par Parties, and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Securities. The relative fault of the Par Entities, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Par Entities, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
The Par Entities and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For the avoidance of doubt, in no event will an indemnified party or other party have any liability for any indirect, special, consequential or punitive damages in connection with or as a result of such indemnified party’s or such other party’s activities related to this Agreement. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of any of the Par Entities, and each person, if any, who controls any Par Entity with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Par Entities.
SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchaser by notice given to the Par Parties if at any time: (i) (X) trading or quotation in any of the Parent’s securities shall have been suspended or limited by the Commission or by the NYSE or in any over-the-counter market, or (Y) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the Financial Industry Regulatory Authority; (ii) a general banking moratorium shall have been declared by any federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchaser, there shall have occurred any Material Adverse Change; or (v) the Par Parties shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser may interfere materially with the conduct of the business and operations of the Par Parties regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Par Entities to the Initial Purchaser, except that the Par Entities shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Sections 4 and 6 hereof, (ii) the Initial Purchaser to the Par Parties, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Par Entities, their respective officers and the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, any of the Par Entities or any of their partners, affiliates, agents, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Initial Purchaser:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention: Registration Department

with a copy to:

Latham & Watkins LLP
811 Main St., Suite 3700
Houston, Texas 77002
Facsimile: (713) 546-5401
Attention: J. Michael Chambers
Trevor J. Lavelle
If to the Par Entities:

        c/o Par Pacific Holdings, Inc.
825 Town & Country Lane, Suite 1500
Houston, Texas 77024
Facsimile: (281) 899-4800
Attention: James Matthew Vaughn, Chief Administrative Officer, Senior Vice President and General Counsel
with a copy to:

Porter Hedges LLP
1000 Main St., 36th Floor

Houston, Texas 77002
Facsimile: (713) 226-6249
Attention: E. James Cowen
Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.
SECTION 14.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 15.    Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.
(a)    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
SECTION 16.    Waiver of Jury Trial. The Par Parties and the Initial Purchaser hereby irrevocable waive, to the fullest extent permitted by applicable law, and any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 17.    No Advisory or Fiduciary Responsibility. Each of the Par Entities acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Par Entities, on the one hand, and the Initial Purchaser, on the other hand, and the Par Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Par Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Par Entities with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Par Entities on other matters) or any other obligation to the Par Entities except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Par Entities, and the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Par Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Par Entities and the Initial Purchaser with respect to the subject matter hereof. The Par Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Par Entities may have against the Initial Purchaser with respect to any breach or alleged breach of fiduciary duty.
SECTION 18.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies their respective clients, including the Par Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.
SECTION 19.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement from the Initial Purchaser, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 20.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Par Parties the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
PAR PETROLEUM, LLC
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
PAR PETROLEUM FINANCE CORP.
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
PAR PACIFIC HOLDINGS, INC.
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
PAR HAWAII, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
MCCHORD PIPELINE CO.
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

PAR HAWAII REFINING, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
HERMES CONSOLIDATED, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
WYOMING PIPELINE COMPANY LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
PAR HAWAII SHARED SERVICES, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Vice President
PAR TACOMA, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

U.S. OIL & REFINING CO.
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer
USOT WA, LLC
as Guarantor
By:    /s/ William Monteleone
    Name: William Monteleone
    Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:    /s/ Douglas Buffone
    Name: Douglas Buffone
Title: Managing Director

[Signature Page to Purchase Agreement]